Exhibit 99.1

PAVmed Provides Business Update and Reports First Quarter 2025 Financial Results

Lucid secured capital to extend runway well past key upcoming reimbursement milestones; ended 1Q25 with over $40 million in proforma cash

Veris Health completed 1Q25 financing, resumed development of implantable physiological monitor, and will soon launch first commercial partnership with major cancer center

PAVmed seeking to leverage infrastructure and expand into biopharma sector; actively evaluating clinical and late preclinical stage assets

Conference call and webcast to be held today, May 15th, at 8:30 AM EDT

NEW YORK, May 15, 2025 - PAVmed Inc. (NASDAQ: PAVM) (“PAVmed” or the “Company”), a diversified commercial-stage medical technology company, operating in the medical device, diagnostics, and digital health sectors, today provided a business update for the Company and its subsidiaries, Lucid Diagnostics Inc. (NASDAQ: LUCD) (“Lucid”) and Veris Health Inc. (“Veris”), and reported financial results for the quarter ended March 31, 2025.

Conference Call and Webcast

The webcast will take place on Tuesday, May 15, 2025, at 8:30 AM and is accessible in the investor relations section of the Company’s website at pavmed.com. Alternatively, to access the conference call by telephone, U.S.-based callers should dial 1-800-836-8184 and international listeners should dial 1-646-357-8785. All listeners should provide the operator with the conference call name “PAVmed Business Update” to join.

Following the conclusion of the conference call, a replay will be available for 30 days on the investor relations section of the Company’s website at pavmed.com.

Business Update Highlights

“PAVmed, having stabilized its corporate structure and balance sheet, is well positioned to aggressively execute its strategic vision as a diversified commercial life sciences company with multiple independently-financed subsidiaries operating under a shared services model,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer. “Both Lucid and Veris are now well-capitalized through key upcoming milestones and we expect PAVmed to directly benefit from their success. We have an established track record of seeking value throughout the life sciences sector, initially expanding from medical devices into diagnostics with Lucid, and then into digital health with Veris. We now see a significant opportunity to leverage PAVmed’s infrastructure and further diversify its portfolio into the biopharma sector. We are actively evaluating attractive clinical and late preclinical-stage assets and hope to launch a subsidiary in this sector in the near future.”

Highlights from the first quarter and recent weeks:

Lucid Diagnostics (link to press release) recognized $0.8 million in EsoGuard® Esophageal DNA Test revenue for 1Q25 and processed 3,034 EsoGuard tests.

○	Strengthened balance sheet with stock offerings netting approximately $30.6 million; ended 1Q25 with over $40 million in pro forma cash.

○	Launched “Embrace the Future” campaign targeting gastroenterologists.

○	Gained traction in cash-pay concierge medicine and employer markets sales channels.

○	NCI-sponsored study showed EsoGuard effectively detects esophageal precancer in at-risk patients without GERD, supporting expanded indication and may increase market opportunity.

●	Veris restarted development of its implantable physiological monitor after completing a private placement financing.

●	Veris completed pilot program with The Ohio State’s James Cancer Hospital and will soon launch long-term commercial and strategic partnership.

●	PMX Incubator actively engaged with multiple potential strategic partners on PortIO.

Financial Results:

●	For the three months ended March 31, 2025, PAVmed’s revenues reflect subscription revenues from the Veris Cancer Care Platform. EsoGuard-related revenues are no longer consolidated with PAVmed’s results due to the deconsolidation effective September 10, 2024. PAVmed’s management service income from Lucid Diagnostics, amounting to $3.2 million post-deconsolidation, is reflected in Other Income. Operating expenses were approximately $5.5 million which include stock-based compensation expenses of $1.0 million. GAAP net income attributable to common stockholders was approximately $17.7 million, or $0.34 per common share on a diluted basis.

●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s non-GAAP adjusted loss was approximately $0.9 million or $(0.07) per common share.

●	PAVmed had cash and cash equivalents of $2.7 million as of March 31, 2025, compared to $1.2 million as of December 31, 2024.

●	The unaudited financial results for the three months ended March 31, 2025 were filed with the SEC on Form 10-Q on May 15, 2025, and are available at www.pavmed.com or www.sec.gov.

PAVmed Non-GAAP Measures

●	To supplement our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA) and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense, loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, and loss on debt extinguishment. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

●	Non-GAAP financial measures are presented with the intent of providing greater transparency to the information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

●	Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss, and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

●	A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three months ended March 31, 2025 and 2024 are as follows:

Condensed Consolidated Statement of Operations (Unaudited)

	For the three months ended March 31,
	2025	2024
(in thousands except per-share amounts)
Revenue	$8	$1,010
Operating expenses	5,454	15,046
Other (Income) Expense	(24,069)	4,476
Net (Income) Loss	(18,623)	18,512
Net income (loss) per common share, diluted	$0.34	$(2.62)
Net income (loss) attributable to common stockholders	17,695	(22,788)
Preferred Stock dividends and deemed dividends	1,273	7,576
Net income (loss) as reported	18,968	(15,212)
Adjustments:
Depreciation and amortization expense[1]	43	586
Interest expense, net[2]	(4)	(56)
NCI ownership share of Interest and Depreciation adjustments	—	(131)
EBITDA	19,007	(14,813)

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	930	1,882
Operating expenses issued in stock[1]	50	23
Change in FV equity method investments	(21,004)	—
Change in FV convertible debt[2]	49	2,163
Loss on debt extinguishment[2]	58	369
Debt modification expense	—	2,000
NCI ownership share of non-GAAP adjustments	—	(239)
Non-GAAP adjusted (loss)	$(910)	$(8,615)
Non-GAAP shares outstanding, basic and diluted	13,876	8,695
Non-GAAP adjusted (loss) income per share, basic and diluted	$(0.07)	$(0.99)

1 Included in general and administrative expenses in the financial statements.

2 Included in other income and expenses.

3 Stock-based compensation (“SBC”) expense included in operating expenses is detailed as follows in the table below by category within operating expenses for the non-GAAP Net operating expenses:

Reconciliation of GAAP Operating Expenses to Non-GAAP Net Operating Expenses

(in thousands except per-share amounts)	For the three months ended March 31,
	2025	2024

Cost of revenue	$36	$1,744
Stock-based compensation expense[3]	—	(36)
Net cost of revenue	36	1,708

Amortization of acquired intangible assets	—	372

Sales and marketing	247	4,311
Stock-based compensation expense[3]	(45)	(403)
Net sales and marketing	202	3,908

General and administrative	4,384	6,678
Depreciation expense	(43)	(214)
Operating expenses issued in stock	(50)	(23)
Stock-based compensation expense[3]	(796)	(1,078)
Net general and administrative	3,495	5,363

Research and development	787	1,941
Stock-based compensation expense[3]	(89)	(365)
Net research and development	698	1,576

Total operating expenses	5,454	15,046
Depreciation and amortization expense	(43)	(586)
Operating expenses issued in stock	(50)	(23)
Stock-based compensation expense[3]	(930)	(1,882)
Net operating expenses	$4,431	$12,555

About PAVmed and its Subsidiaries

PAVmed Inc. is a diversified commercial-stage medical technology company operating in the medical device, diagnostics, and digital health sectors. Its subsidiary, Lucid Diagnostics Inc. (NASDAQ: LUCD), is a commercial-stage cancer prevention medical diagnostics company that markets the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device—the first and only commercial tools for widespread early detection of esophageal precancer to mitigate the risks of esophageal cancer deaths. Its other subsidiary, Veris Health Inc., is a digital health company focused on enhanced personalized cancer care through remote patient monitoring using implantable biologic sensors with wireless communication along with a custom suite of connected external devices. Veris is concurrently developing an implantable physiological monitor, designed to be implanted alongside a chemotherapy port, which will interface with the Veris Cancer Care Platform.

For more and for more information about PAVmed, please visit pavmed.com.

For more information about Lucid Diagnostics, please visit luciddx.com.

For more information about Veris Health, please visit verishealth.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of PAVmed’s and Lucid’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s and Lucid’s common stock; PAVmed’s Series Z warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance PAVmed’s and Lucid’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s and Lucid’s clinical and preclinical studies; whether and when PAVmed’s and Lucid’s products are cleared by regulatory authorities; market acceptance of PAVmed’s and Lucid’s products once cleared and commercialized; PAVmed’s and Lucid’s ability to raise additional funding as needed; and other competitive developments. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s and Lucid’s future operations, see Part I, Item 1A, “Risk Factors,” in PAVmed’s and Lucid’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed or Lucid after its most recent Annual Report. PAVmed and Lucid disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact

Matt Riley

PAVmed and Lucid Diagnostics

mjr@pavmed.com